Exhibit 10.12

H2DIESEL, INC.

Stock Option Agreement

1. Grant of Option. In accordance with and subject to the terms and conditions of this Stock Option Agreement (the “Agreement”), H2Diesel, Inc., a Delaware corporation (the “Corporation”, which term shall include any entity which acquires, through merger, share exchange, purchase of assets or otherwise, substantially all of the capital stock or assets of the Corporation), grants to David A. Gillespie (the “Optionee”) a nonqualified stock option (the “Option”) to purchase the number of shares (the “Option Shares”) of its common stock, par value $.0001 per share (“Common Stock”), set forth on each of Schedule 1 and Schedule 2 attached hereto (collectively, the “Schedules”), at the initial option exercise price of $1.50 per share (such price, as it may be adjusted hereunder from time to time, the “Exercise Price”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Employment Agreement of even date herewith between the Corporation and the Optionee, as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time.

2. Acceptance by Optionee. The exercise of the Option or any portion thereof is conditioned upon acceptance by the Optionee of the terms and conditions of this Agreement, as evidenced by the Optionee’s execution and delivery of the Schedules to this Agreement to the Corporation.

3. Vesting of Option. The Options shall vest in the tranches as set forth in the Schedules and such vested Options shall be exercisable in accordance with this Agreement.

4. Expiration of Option. The Options shall expire on the expiration date set forth in the Schedules (the “Expiration Date”) unless earlier terminated as set forth in Section 6 below, and may not be exercised after such date.

5. Conditions to Exercise of Option. Except as otherwise set forth in Section 6, the Optionee may exercise the Option or any portion thereof to the extent then vested at any time or from time to time during the period commencing on the grant date set forth on the Schedules and ending on the Expiration Date. The Option may be exercised only by the Optionee or, in the event of his death or incompetence, his personal representative or heirs, as the case may be.

6. Termination of Employment. (a) Upon termination of the Optionee’s employment by the Corporation or any of its subsidiaries due to the death of the Optionee, any vested Options may be exercised on or before the Expiration Date.

(b) Upon termination of the Optionee’s employment by the Corporation or any of its subsidiaries due to a Disability, the next unvested tranche of performance options set forth on Schedule 2 hereto (the “Performance Options”) will vest if the applicable Performance Targets are actually met and any vested Options may be exercised on or before the Expiration Date.

(c) Upon termination of the Optionee’s employment by the Corporation or any of its subsidiaries for Cause, any vested Option may be exercised at any time or from time to time until and including the 30th day after such termination.

(d) Subject to Section 6(e) below, Upon termination of the Optionee’s employment by the Corporation or any of its subsidiaries without Cause or for Good Reason, then all of the unvested time based options set forth on Schedule 1 hereto (the “Time Based Options”) will vest and the next tranche of unvested Performance Options will vest as if the applicable Performance Targets had been met. Additionally, such vested portions of the Options may be exercised on or before the Expiration Date.

(e) If there is a Change of Control in the Corporation and within twelve (12) months thereafter the Optionee’s employment by the Corporation or any of its subsidiaries is terminated without Cause or for Good Reason, then all unvested Time Based Options and all unvested Performance Options will vest and may be exercised on or before the Expiration Date.

(f) Notwithstanding anything in this Agreement to the contrary, in no event may any Option be exercised following the Expiration Date nor may any Option be exercised with respect to the unvested portion thereof.

7. Procedure for Exercise. (a) The vested portion of the Options may be exercised for the number of Option Shares specified in a written notice delivered to the Corporation at least five days prior to the date on which purchase is requested (such notice, an “Exercise Notice”), accompanied by full payment in cash of the aggregate Exercise Price in respect of such Option Shares. If specified in the Exercise Notice, payment of such Exercise Price may also be made by means of the Corporation retaining from the Option Shares to be delivered upon exercise of the Option, or portion thereof, that number of Option Shares having an aggregate Fair Market Value (as defined below) on the date that the Exercise Notice is delivered to the Corporation (the date that the Exercise Notice is delivered to the Corporation being referred to as the “Valuation Date”; provided, however, that if such date is not a day on which securities markets are open for trading, then the Valuation Date shall be the first succeeding date that such markets are open) equal to the aggregate Exercise Price of the total number of Option Shares with respect to which the Optionee shall then be exercising the Option. If upon exercise of all or a portion of the Option there shall be payable by the Corporation or a subsidiary any amount for withholding taxes, then, at the Corporation’s election and as a condition to such exercise, either (i) the Corporation shall reduce the number of Option Shares to be issued to the Optionee by a number of Option Shares of Common Stock having an aggregate Fair Market Value on the Valuation Date equal to the amount of such withholding tax or (ii) the Optionee shall pay such amount to the Corporation or its subsidiary, as applicable.

(b) If any applicable law requires the Corporation to take any action with respect to the Option Shares specified in the Exercise Notice, or if any action remains to be taken under the Certificate of Incorporation or Bylaws of the Corporation, as in effect at the time, to effect due issuance of Option Shares, then the Corporation shall take such action and the day for delivery of such Option Shares shall be extended for the period necessary to take such action. The Optionee shall not have any of the rights of a shareholder of the Corporation under the Option.

(c) As used herein, the phrase “Fair Market Value” shall mean (i) if the Common Stock is listed or admitted for trading on a national securities exchange, an automated quotation system or the Over-the-Counter Bulletin Board, the last reported sale price per share of the Common Stock on the Valuation Date, or, in case no such reported sale takes place on such day or is reported, then the average of the last reported per share bid and ask prices for shares of the Common Stock on such date (or if such bid and ask prices are not available on such date, the most recent preceding date), in either case as officially reported by such securities exchange, quotation system or Bulletin Board on which the Common Stock is listed or admitted to trading, (ii) if not so listed or admitted for trading, the fair market value of a share of the Common Stock as determined by the Corporation’s board of directors in good faith, or (iii) if such exercise is in connection with a merger or consolidation of the Corporation in which the Corporation is not the survivor or in which the Common Stock is exchanged for cash or other securities or a sale of all or substantially all of the assets of the Corporation (collectively, a “Sale”), the implied price per share of the Common Stock resulting from such Sale.

8. Adjustment of Exercise Price and Option Shares. (a) If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (A) the Exercise Price in effect on such record date, and (B) the quotient obtained by dividing (x) the number of Option Shares for which the Option was exercisable on such record date without giving effect to the event referred to in the foregoing clause (i) or (ii) (such number of Option Shares, the “Record Date Option Shares”), by (y) the aggregate number of shares to which the Record Date Option Shares would have been increased or decreased immediately after and as a result of the event referred to in the foregoing clause (i) or (ii) had the Record Date Option Shares been issued immediately prior to such record date.

(b) Upon each adjustment of the Exercise Price as provided in Section 8(a), the Optionee shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of Option Shares equal to the product of (i) the number of Record Date Option Shares and (ii) the quotient obtained by dividing (A) the Exercise Price existing prior to such adjustment by (B) the new Exercise Price resulting from such adjustment.

9. Reclassification, Etc. In case of any reclassification or change of the outstanding Common Stock of the Corporation (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Corporation with, or merger of the Corporation into, another corporation or other business organization (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Corporation) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Corporation or its successor shall be delivered to the Optionee, so that the Optionee shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Option as to the number of Option Shares is then exercisable, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of Option Shares which might have been purchased by the Optionee immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Optionee to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of the Option) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise of the Option.

10. Merger of Corporation. It is contemplated by the parties that the Corporation may be acquired by an existing publicly traded entity by means of a reverse merger. In the event of such a merger, the Corporation shall require such publicly traded entity to assume the Time Based Options and the Performance Options and to provide that they will be converted to an equivalent number of options for the common stock of such publicly traded company.

11. Non-Transferability of Stock Options. The Option granted hereunder to the Optionee shall not be transferable by the Optionee otherwise than by will, or by the laws of descent and distribution.

12. No Right to Employment. Nothing contained in this Agreement, nor any action taken by the board of directors, shall confer upon the Optionee any right with respect to continuation of employment by the Corporation or a subsidiary as an employee nor interfere in any way with the right of the Corporation or a subsidiary to terminate the Optionee’s employment as an employee at any time with or without Cause.

13. Compliance With Applicable Law. The issuance of the Option Shares pursuant to the exercise of the Option is subject to compliance with all applicable laws, including without limitation laws governing withholding from employees and nonresident aliens for income tax purposes.

14. Investment Representations; Restrictions on Option Shares. Unless a current registration statement under the Securities Act of 1933, as amended (the “Securities Act”) shall be in effect with respect to the Option Shares to be issued upon exercise of the Option, the Optionee, by accepting the Option, covenants and agrees that, at the time of exercise the Option, the Optionee will deliver to the Corporation such written representations that the Corporation may deem necessary or appropriate to ensure that the Option Shares are not required to be registered under the Securities Act or applicable state securities laws. The Optionee agrees that certificates representing Option Shares may bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE,

TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

15. Notices Generally. Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by overnight courier service; or (iv) by personal delivery, and shall be properly addressed to the Optionee at the last known address or facsimile number appearing on the books of the Corporation, or, except as herein otherwise expressly provided, to the Corporation at its principal executive office Attention: Chairman of the Board of Directors, or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.

16. Miscellaneous.

(a) This Agreement has been duly authorized on behalf of the Corporation by the board of directors. The Optionee represents that he is free to enter into this Agreement and that his entering into this Agreement does not violate any obligation that he has to any other person or legal entity.

(b) In the event that any provision of this Agreement would be held to be invalid or unenforceable for any reason unless narrowed by construction, this Agreement shall be construed as if such invalid or unenforceable provision had been more narrowly drawn so as not to be invalid or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

(c) This Agreement sets forth the entire understanding of the Corporation and the Optionee with respect to the subject matter hereof and cannot be amended or modified except by a writing signed by both parties.

(d) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective permitted successors and assigns, heirs and personal representatives.

(e) This Agreement may not be amended, and no provision of this Agreement may be waived, except by a writing signed by Optionee and by a duly authorized representative of the Corporation. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law

(f) This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of Florida without regard to its choice of law provisions that would cause the laws of another jurisdiction to apply. For the purposes of any suit, action, or other proceeding (collectively, a “Proceeding”) arising out of this Agreement or any transaction contemplated hereby, each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Florida located (i) in Palm Beach County and the Federal Courts of the United States of America located in Palm Beach County, Florida, or (ii) the county in which the Corporation’s principal executive offices are located at the time any such Proceeding is commenced.

(g) This Agreement may be executed in counterparts which, taken together, shall constitute a single original document.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed as of the Date of Grant set forth in Schedules.

H2DIESEL, INC.

By: /s/ Lee S. Rosen
Name: Lee S. Rosen
Title: Chairman of the Board

Schedule 1
Time Based Options

1. Name of Optionee:	David A. Gillespie

2. Number of Option Shares:	800,000 shares of Common Stock

3. Initial Option Exercise Price Per Share:	$1.50

4. Date of Grant:	October 18, 2006

5. Expiration Date:	October 18, 2016

6. Vesting Schedule:	option to purchase up to 200,000 shares of Common Stock shall vest on the date of grant option to purchase up to 200,000 shares of Common Stock shall vest on October 18, 2007 option to purchase up to 200,000 shares of Common Stock shall vest on October 18, 2008 option to purchase up to 200,000 shares of Common Stock shall vest on October 18, 2009

Accepted and agreed to as of October 18, 2006:

/s/ David A. Gillespie
David A. Gillespie

Schedule 2
Performance Options

1. Name of Optionee:	David A. Gillespie

2. Number of Option Shares:	1,200,000 shares of Common Stock

3. Initial Option Exercise Price Per Share:	$1.50

4. Date of Grant:	October 18, 2006

5. Expiration Date:	October 18, 2016

6. Vesting Schedule:	option to purchase up to 400,000 shares of Common Stock shall vest in respect of the fiscal year ending December 31, 2007 if the Performance Targets (defined below) for such year are met option to purchase up to 400,000 shares of Common Stock shall vest in respect of the fiscal year ending December 31, 2008 if the Performance Targets for such year are met option to purchase up to 400,000 shares of Common Stock shall vest in respect of the fiscal year ending December 31, 2009 if the Performance Targets for such year are met

Commencing with the fiscal year ending December 31, 2007, the Performance Targets for each fiscal year shall be established by the Compensation Committee not later than February 28 of such fiscal year. The Compensation Committee shall determine whether the Performance Targets for the preceding fiscal year have been met not later than seven days after the date that the Corporation’s audited financial statements in respect of such fiscal year become available. If such Performance Targets are determined to have been met, the Performance Options in respect of such fiscal year shall be deemed to be vested as of such date of determination.

Accepted and agreed to as of October 18, 2006:

/s/  David A. Gillespie
David A. Gillespie